EXHIBIT 32.2

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Ralph Izzo, Chief Executive Officer of PSEG Power LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Power LLC on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Power LLC.

/s/ Ralph Izzo
Ralph Izzo PSEG Power LLC Chief Executive Officer May 5, 2011